Exhibit 4.9

授权委托书

Power of Attorney

本公司，和信电子商务有限公司，一家依照中国法律设立和存在的公司，注册地址为北京市朝阳区建国路甲92号-4至24层内13层1313，在本授权委托书签署之日拥有乌苏和信永恒商贸有限公司（”乌苏和信”）100%的股权。就本公司在乌苏和信现时和将来持有的股权（”本公司股权”），本公司特此不可撤销地授权北京和信永恒科技发展有限公司（”WFOE”）在本授权委托书的有效期内行使如下权利：

We, Hexin E-Commerce Co., Ltd., a corporation organized and existing under the laws of the PRC, with address at Room 1313, Floor 13, Jia No. 92-4 to 24 Jianguo Road, Chaoyang District, Beijing, and a holder of 100% of the entire registered capital in Wusu Hexin Yongheng Commercial and Trading Co., Ltd. (“Wusu Hexin”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize Beijing Hexin Yongheng Technology Development Co., Ltd. (“WFOE”) to exercise the following rights relating to all equity interests held by us now and in the future in Hexin Digital (“Our Shareholding”) during the term of this Power of Attorney:

授权WFOE作为本公司唯一的排他的代理人就有关本公司股权的事宜全权代表本公司行使包括但不限于如下的权利：1）参加乌苏和信的股东会；2）行使按照法律和乌苏和信章程规定本公司所享有的全部股东权利和股东表决权，包括但不限于出售或转让或质押或处置本公司股权的全部或任何一部分；以及3）作为本公司的授权代表指定和任命乌苏和信的法定代表人、董事、监事、总经理以及其他高级管理人员等。

WFOE is hereby authorized to act on behalf of us as our exclusive agent and attorney with respect to all matters concerning Our Shareholding, including without limitation to: 1) attending shareholders’ meetings of Wusu Hexin; 2) exercising all the shareholder’s rights and shareholder’s voting rights we are entitled to under the laws of China and Wusu Hexin’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of Our Shareholding in part or in whole; and 3) designate and appoint on behalf of us the legal representative, the directors, supervisors, the chief executive officer and other senior management members of Wusu Hexin.

WFOE将有权代表本公司签署本公司与WFOE、乌苏和信于2020年12月1日签署的独家购买权协议以及本公司与WFOE、乌苏和信于2020年12月1日签署的股权质押协议（包括上述文件的修改、修订或重述，合称”交易文件”）中约定的需由本公司签署的所有文件，如期履行交易文件，该权利的行使将不对本授权形成任何限制。

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of us, execute all the documents we shall sign as stipulated in the Exclusive Option Agreement entered into by and among us, WFOE and Wusu Hexin on December 1, 2020 and the Equity Pledge Agreement entered into by and among us, WFOE and Wusu Hexin on December 1, 2020 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

秘密文件 Strictly Confidential

WFOE就本公司股权的一切行为均视为本公司的行为，签署的一切文件均视为本公司签署，本公司予以承认。

All the actions associated with Our Shareholding conducted by WFOE shall be deemed as our own actions, and all the documents related to Our Shareholding executed by WFOE shall be deemed to be executed by us.  We hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE有转委托权，可以就上述事项的办理自行再委托其他人或单位而不必事先通知本公司或获得本公司的同意。如果中国法律有要求，WFOE应指派中国公民行使上述权利。

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to us or obtaining our consent. If required by PRC laws, WFOE shall designate a PRC citizen to exercise the aforementioned rights.

在本公司为乌苏和信的股东期间，本授权委托书不可撤销并持续有效，自授权委托书签署之日起算。

During the period that we are the shareholder of Wusu Hexin, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

本授权委托书期间，本公司特此放弃已经通过本授权委托书授权给WFOE的与本公司股权有关的所有权利，不再自行行使该等权利。

During the term of this Power of Attorney, we hereby waive all the rights associated with Our Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by us.

本授权委托书以中文和英文书就，中英文版本如有任何不一致之处，以中文版本为准。

This Power of Attorney is written in Chinese and English.  In case of any discrepancy between the Chinese version and the English version, the Chinese version shall prevail.

本授权委托在2020年12月1日签署。

This Power of Attorney is signed on December 1, 2020.

和信电子商务有限公司
Hexin E-Commerce Co., Ltd.

签字：
By:
姓名：	安晓博
Name:	Xiaobo An
职位：	法定代表人
Title:	Legal Representative

接受：
Accepted by

北京和信永恒科技发展有限公司
Beijing Hexin Yongheng Technology Development Co., Ltd.

签字：
By:
姓名：	安晓博
Name:	Xiaobo An
职位：	法定代表人
Title:	Legal Representative

承认：
Acknowledged by：

乌苏和信永恒商贸有限公司
Wusu Hexin Yongheng Commercial and Trading Co., Ltd.

签字：
By:
姓名：	杨永光
Name:	Yongguang Yang
职位：	法定代表人
Title:	Legal Representative